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                                                                  EXECUTION COPY

                                                                    EXHIBIT 99.6


Metromedia International Group, Inc.                 PLD Telekom Inc.
One Meadowlands Plaza                                505 Park Avenue
East Rutherford, NJ 07073-2137                       New York, NY 10022




                                                     May 18, 1999




The Travelers Insurance Company
One Tower Square
Hartford, CT 06183-2030

The Travelers Indemnity Company
One Tower Square
Hartford, CT 06183-2030


                  Reference is made to (i) the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among PLD Telekom, Inc., a Delaware corporation (the "Company"), Metromedia International Group, Inc., a Delaware corporation (the "Parent") and Moscow Communications, Inc., a Delaware corporation and wholly owned subsidiary of the Parent ("Merger Sub"), pursuant to which, at the Effective Time (as defined in the Merger Agreement), Merger Sub will merge with and into the Company (the "Merger"), and following such Merger, the Company will become a wholly-owned subsidiary of the Parent and
(ii) the Revolving Credit Note and Warrant Agreement, dated as of November 26, 1997, as amended (the "Travelers Credit Agreement") between The Travelers Insurance Company, The Travelers Indemnity Company (collectively, "Travelers") and the Company, pursuant to which Travelers made a revolving line of credit available to the Company. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

                  In connection with and as a condition precedent to the obligations of the Parent and the Merger Sub to effect the Merger and consummate the other transactions contemplated by the Merger Agreement, the Parent and Travelers are entering into this letter agreement (the "Travelers Note Modification Agreement") which provides as follows:

                  1. Notwithstanding anything to the contrary set forth in the Travelers Credit Agreement, Travelers shall defer payment by the Company of the


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mandatory repayments of the outstanding Revolving Credit Loans (and waive any related Events of Default as provided in Section 3 below) until the earlier to occur of (x) the Closing Date and (y) the date the Merger Agreement is terminated or expires (such date referred to as the "Termination Date"). On the Closing Date, the Company and Travelers will amend and restate the Travelers Credit Agreement (the "Restated Credit Agreement") to provide that all amounts payable under the Travelers Credit Agreement shall be payable in the manner set forth in Section 4 below.

                  2. Travelers agrees that it shall not exercise any warrants that it owns or may acquire to purchase shares of the Company's common stock, par value $.01 per share (the "Company Common Stock") between the date hereof and the Closing Date.

                  3. Travelers hereby waives the occurrence of any default or any Event of Default (as defined in the Travelers Credit Agreement) under
Section 11 of the Travelers Credit Agreement, provided that, notwithstanding such waiver, through the Closing Date subject to the provisions of Section 2 above, Travelers shall continue to be entitled to all rights it may have under
Section 9.27 of the Travelers Credit Agreement and/or Section 2A of the Warrant Agreement (the "Warrant Agreement"), dated as of November 26, 1997, between the Company and the Bank of New York, resulting from the failure of the Company to make the payment in full of the principal and any accrued but unpaid interest on the Series A Notes as and when due on December 31, 1998, or as extended thereafter, or the payment in full of the principal and any accrued but unpaid interest on the Series B Notes as and when due on September 30, 1998, or as extended thereafter, (including, in each case, all payments of principal previously deferred); provided, further that notwithstanding the foregoing agreement not to exercise any remedies as a result of any default or Event of Default prior to the Termination Date, any amounts otherwise coming due under the Travelers Credit Agreement or any promissory note, guarantee or other instrument issued thereunder prior to the Termination Date, whether at maturity in accordance to the terms thereof or otherwise, shall be immediately due and payable, without any action required on the part of Travelers or the Company, and shall in all respects be deemed to be a currently payable obligation which shall be paid by the Company and may be asserted by Travelers as a claim in any proceeding to the fullest extent permitted by law, if the Company shall be adjudged bankrupt or insolvent, or shall commence any voluntary case (or become the subject of any involuntary case that remains undismissed for a period of 30 days) under the United States Bankruptcy Code. Travelers agrees that the Restated Credit Agreement will provide that in consideration for the payments and issuance of the warrants specified in Section 4 below, Travelers will on the Closing Date forever waive any rights and relinquishes any claim it might now have or have had in the past with regard to (i) the reset of the exercises prices of the Initial Warrants or the Additional Warrants to $.01, (ii) the issuance of Default Warrants (each as defined in the Warrant Agreement) with an exercise price of $.01 or (iii) the issuance of any additional Default Warrants.


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                  4.       (a) The Restated Credit Agreement will provide that
on the Closing Date, in consideration for the undertakings of the Company in
Section 4(b) hereunder, any and all warrants to purchase the Company's common stock, par value $.01 per share, held by Travelers (including the Initial Warrants, the Additional Warrants and any Default Warrants) shall be canceled and shall thereafter, no longer be exercisable.

                           (b)      The Restated Credit Agreement will further
provide that in consideration for the cancellation of the warrants held by Travelers contemplated by Section 4(a) above, the Company shall:

                           (i)      pay to Travelers on the Closing Date the sum

         of $8,500,000 by wire transfer to an account designated in advance by Travelers, which amount will be applied first, to the repayment of the entire outstanding Series B Revolving Credit Loans (as defined in the Travelers Credit Agreement), and second, after all Series B Revolving Credit Loans have been paid in full, to the repayment of outstanding Series A Revolving Credit Loans;

                           (ii) issue to Travelers on the Closing Date 100,000 shares of Company Common Stock which will be immediately converted pursuant to Section 2.1 of the Merger Agreement into shares of the Parent's common stock, par value $1.00 per share (the "Parent Common Stock"); provided, however, that Travelers will agree not to sell, assign, pledge or otherwise transfer such shares of Parent Common Stock prior to June 30, 2000;

                           (iii) issue to Travelers on the Closing Date warrants to purchase 700,000 shares of Parent Common Stock (the "Warrants"). The Warrants will be exercisable during the period beginning on the date of the third anniversary of the Closing Date and ending on the date of the tenth anniversary of the Closing Date at an exercise price (the "Exercise Price") calculated as follows:

                                    (A) the Exercise Price for the Warrants will
                           be equal to 125% of the average of the daily closing price of the Parent Common Stock as reported on the American Stock Exchange Composite Transactions Tape (as reported by The Wall Street Journal (national edition)) (or if the Parent Common Stock is no longer listed on the American Stock Exchange, such exchange upon which the Parent Common Stock is principally traded) for each trading day in December 2000; and

                                    (B) notwithstanding Section 4(b)(iii)(A), if
                           the Exercise Price calculated pursuant to such
                           section is at least $15.00 then the Exercise Price will be $15.00 or if the Exercise


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                           Price is less than $10.00 then the Exercise Price
                           will be $10.00; and

                                    (C) notwithstanding anything in this Section
                           4(b)(iii)(A) or (B) if the new Series A Notes are not repaid in full on or prior to the Maturity Date (as defined below), then the Exercise Price will be $.01;

                           (iv) amend and restate the existing Series A Notes which evidence the Series A Revolving Credit Loans which remain outstanding after giving effect to the repayment contemplated by the foregoing clause (ii) such that (x) the interest rate on the Series A Revolving Credit Loans evidenced thereby shall be changed to 10.5% and
         (y) the Series A maturity date shall be changed to the date (the "Maturity Date") which is the earlier of (I) August 30, 2000 or (II) one year from the Closing Date, and issue to Travelers new Series A Notes reflecting such amendment and restatement in substitution for such existing Series A Notes;

                           (v) pay interest on the new Series A Notes at the rate of 10.5% per annum, payable monthly in arrears; and

                           (vi)     secure the Note with the following
         collateral:

                                            (1)      the existing guarantee from
                                    Wireless Technology Corporations Limited;
                                            (2)      the existing guarantee from
                                    Baltic Communications Limited;
                                            (3)      a guarantee from PLD
                                    Holdings Limited in form and substance
                                    satisfactory to the parties;
                                            (4)      a guarantee from Metromedia
                                    International Group Inc. in form and
                                    substance satisfactory to the parties;
                                            (5)      the existing pledge of 28
                                    ordinary shares of Technocom Limited; and
                                            (6)      the existing lien on the
                                    receivables of the Company.

                  5. The new Series A Notes will not be secured by any guarantee from News America Incorporated ("News") and at the Closing Date the existing guarantee of News of certain amounts payable under the Travelers Credit Agreement will be terminated and canceled by Travelers and returned to News marked "canceled."

                  6. Travelers hereby consents pursuant to the Travelers Credit Agreement (a) to the execution and delivery of the Merger Agreement and



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consummation of the Merger and (b) to the execution by the Company of (i) the
Bridge Loan Agreement and Pledge Agreement, each dated as of the date hereof between Parent and Company, and (ii) the pledge of the collateral by the Company to the Parent contemplated by the Pledge Agreement to secure the Company's obligations under the Bridge Loan Agreement.

                  7. Except for those amendments expressly contemplated by this Travelers Note Modification Agreement and to permit the issuance of the new Parent Senior Notes to the holders of the Company's existing senior notes and convertible notes as contemplated by the Agreement to Exchange and Consent dated as of the date hereof, the Restated Credit Agreement shall continue, ratify and confirm, the terms, covenants and conditions contained in the Travelers Credit Agreement as in effect on the date hereof and the Travelers Credit Agreement, as so amended and restated by the Restated Credit Agreement, shall remain in full force and effect.

                  8. This Travelers Note Modification Agreement shall terminate on the Termination Date, in which event the parties hereto will have no further liability to each other.

                  9. This letter agreement shall be governed in all respects by the laws of the State of New York without reference to the choice of laws principles thereof.

                  10. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  11. No amendment, modification, termination or waiver or any provision of this letter agreement shall be effective unless it shall be in writing and signed by each of the parties to this agreement.



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                  If the foregoing sets forth your understanding with regard to the matter specified herein, please so indicate by signing a copy of this letter and returning an original to us at the address set forth above.

                                    Sincerely,

                                    METROMEDIA INTERNATIONAL GROUP, INC.



                                    By: /s/ SILVIA KESSEL
                                        ---------------------------------------
                                         Name: Silvia Kessel
                                         Title: Chief Financial Officer,
                                                Executive Vice President,
                                                Treasurer and Director



                                    PLD TELEKOM INC.



                                    By: /s/ JAMES R. S. HATT
                                        ---------------------------------------
                                         Name: James R. S. Hatt
                                         Title: Chairman, President and
                                                Chief Executive Officer


ACCEPTED AND AGREED
as of the date first written above:

THE TRAVELERS INSURANCE COMPANY



By: /s/ CRAIG FARNSWORTH
   -----------------------------------
    Name: Craig Farnsworth
    Title: 2nd Vice President



THE TRAVELERS INDEMNITY COMPANY



By: /s/ CRAIG FARNSWORTH
   -----------------------------------
    Name: Craig Farnsworth
    Title: 2nd Vice President